                                                             Exhibit No. EX-99.j

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus,  as amended,  and "Financial  Statements" in the
Statement of Additional  Information  and to the inclusion in this  Registration
Statement  (Form  N-1A)(Post-Effective  Amendment No. 38 to file No.  002-99266;
Amendment No. 38 to File No. 811-04364) of Voyageur  Intermediate Tax Free Funds
(comprised of Delaware Tax-Free Minnesota Intermediate Fund) of our report dated
October 11, 2006 and January 2, 2007.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
January 2, 2007